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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 (333-64459) of our report dated November 19, 1998, except for Note 2 which is as of July 15, 1999, relating to the consolidated financial statements of Leap Wireless International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

San Diego, California
July 19, 1999